Exhibit 99.1

CORPORATE PARTICIPANTS

Steven Nielsen Dycom Industries - President & CEO
Timothy Estes Dycom Industries - Chief Operating Officer
Rick Vilsoet Dycom Industries - General Counsel
Drew DeFerrari Dycom Industries - CFO

CONFERENCE CALL PARTICIPANTS

Saagar Parikh KeyBanc Capital Markets - Analyst
John Rogers D.A. Davidson & Co. - Analyst
Adam Thalhimer BB&T Capital Markets - Analyst
Min Cho FBR Capital Markets - Analyst
Simon Leopold Raymond James & Associates - Analyst
Noelle Dilts Stifel Nicolaus - Analyst
Alan Mitrani Sylvan Lake Asset Management - Analyst

PRESENTATION

Operator

Welcome to the Dycom results conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. Instructions will be given to you at that time.

(Operator Instructions)

Also, as a reminder, today's conference is being recorded. I would now like to turn the conference over to your host, Mr. Steven Nielsen. Please, go ahead.

Steven Nielsen - Dycom Industries - President & CEO

Thank you.

Good morning, everyone. I'd like to thank you for attending this conference call to review our fourth quarter fiscal 2013 results. During the call, we will be referring to a slide presentation, which can be found on our website, www.dycomind.com, under the heading, Events. Relevant slides will be identified by number throughout our presentation. Going to Slide 2. Today we have on the call, Tim Estes, our Chief Operating Officer; Drew DeFerrari, our Chief Financial Officer and Rick Vilsoet, our General Counsel.

Now, I will turn the call over to Rick Vilsoet.

Rick Vilsoet - Dycom Industries - General Counsel

Thank you, Steve.

Referring to Slide 3. Except for historical information, the statements made by Company Management during this call may be forward-looking and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including those related to the Company's outlook, are based on Management's current expectations, estimates and projections and involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company's annual report on Form 10-K for the year-ended July 28, 2012, the quarterly report on Form 10-Q for the quarter-ended April 27, 2013, and other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements. Steve.

Steven Nielsen - Dycom Industries Inc - President and CEO

Thanks, Rick.

Now moving to Slide 4 and a review of our fourth quarter results. As you review these results, please note that we have presented revenue amounts that exclude certain revenues, including those from acquired subsidiaries, Adjusted EBITDA and Adjusted EPS, all of which are Non-GAAP financial measures in our release and comments. See Slides 13 through 17 for a reconciliation of the Non-GAAP measures to the GAAP measures in the slide presentation provided for this call. For clarity and to ensure comparability between periods, our comments will now address our Non-GAAP results.

Revenue for the quarter increased year-over-year to $478.6 million, an increase of 50.5%. After excluding revenues from acquired subsidiaries of
$139.1 million from the current quarter and $2.3 million of storm restoration revenues in the year-ago quarter, revenue grew 7.5% organically. Volumes during the quarter were solid from telephone companies as a whole, with some companies growing meaningfully, while all carefully managed routine capital and maintenance expenditures. Spending by cable customers increased year-over-year. Gross margins were down slightly year-over-year, reflecting stable operating trends, offset in part by significant inclement weather.

Despite integration costs of approximately $1.1 million, general and administrative expenses declined 33 basis points as a percentage of revenue year-over-year, reflecting continued good cost discipline. All of these factors produced Adjusted EBITDA of $58.1 million for the fourth quarter or 12.1% of revenue. Net income of $0.44 per share for fourth quarter increased from last year's earnings per share of $0.39, despite a $1.8 million year-over-year decrease in other income resulting from reduced asset sales, as well as acquisition integration expenses of $1.1 million. Amortization expense increased approximately $5.5 million. Liquidity was solid, with cash and availability under our current credit facility totaling $197.9 million, after the purchase of Sage Telecommunications in June. Sage is a supplier of construction and maintenance services to cable, multiple system operators in the Rocky Mountain region of the United States.

Going to Slide 5. During the quarter, we experienced the effects of an improving industry environment. AT&T was our largest customer at 16.5% of total revenue or $79.1 million. AT&T grew 87.2% organically year-over-year. Revenue from CenturyLink was $74.3 million or 15.5% of revenue. CenturyLink was our second largest customer and grew organically, 6.4%. Verizon was Dycom's third largest customer for the quarter at 10.3% of revenue or $49.5 million. Revenue from Comcast was $48.9 million or 10.2% of revenue. Comcast was our fourth largest customer and grew organically, 9%. Revenue from Windstream was $28.1 million or 5.9% of revenue. Altogether, our revenue grew 7.5% after excluding revenues from acquired subsidiaries and storm restoration services in the year-ago quarter. This represents our 10th consecutive quarter of organic growth. Our top five customers combined, produced 58.5% of revenue, growing 13.6% organically, while all other customers decreased 2.1%.

Now, moving to Slide 6. Backlog at the end of the fourth quarter was $2.197 billion versus $2.003 billion at the end of the third quarter, an increase of approximately $194 million. Of this backlog, approximately $1.217 billion is expected to be completed in the next 12 months. Both backlog calculations increased sequentially, reflecting solid performance as we continue to book new work, renew existing work and look forward to substantial future opportunities. With AT&T, we renewed three-year construction and maintenance services agreements in North Carolina. For CenturyLink, we extended construction and maintenance service agreements covering Washington, Oregon, Nevada, Utah, Wyoming, Colorado and added a new agreement in Wisconsin and additionally extended our outside plant engineering services agreement covering Ohio, Tennessee, Pennsylvania and Virginia.

With Verizon, we renewed for two years, a construction and maintenance services agreement in California. From Ericsson, we received a one-year extension to our nationwide wireless technical services agreement. Finally, we secured rural broadband projects in a number of states including North Dakota, Arkansas and Kentucky. Headcount increased during the quarter to 10,822.

Now, I will turn the call over to Drew for his financial review.

Drew DeFerrari - Dycom Industries - CFO

Thanks, Steve. Good morning, everyone.

As a reminder, in today's conference call materials, there is disclosure of certain Non-GAAP measures including items such as organic revenue growth and Adjusted EBITDA. In the materials, we have provided a reconciliation of these Non-GAAP measures to the comparable GAAP measures.

Going to Slide 7. Contract revenues for Q4 were $478.6 million, including revenue from acquired subsidiaries of $139.1 million. On a consolidated basis, approximately 88% of our revenue came from telecommunications customers. Diluted EPS, Non-GAAP, for the current quarter was $0.44 per share, compared to $0.39 per share for Q4 2012, reflecting growth and total EBITDA offset in part by incremental depreciation, amortization and interest, combined with lower other income.

Turning to Slide 8. Revenue grew organically 7.5% from increases in services for wireless providers and growth within existing contracts. Adjusted EBITDA, Non-GAAP, was at $58.1 million, or 12.1% of revenue, a 43% increase from Q4 2012 amount of $40.5 million. This growth resulted from expansion in organic operations and contributions of our recently acquired businesses. Depreciation and amortization were up year-over-year, primarily from the results of the acquired subsidiaries. For everyone's reference, we have included Slide number 18 in the back of today's presentation, which provides the estimated future amortization for all of Dycom's intangibles. Interest expense increased to $6.8 million from incremental debt associated with the funding of our fiscal 2013 acquisitions. Other income declined to $1.1 million compared to last year as the result of reduced asset sales. Our year-to-date effective tax rate was approximately 39.5%. For fiscal 2014, we expect our effective tax rate to continue near this same level.

Turning to Slide 9. Our balance sheet remains strong. Our liquidity is robust. Cash flows during the period were dedicated to funding our growth. We ended the period with approximately $18.6 million of cash on hand. Capital expenditures, net of disposals, were $17.5 million. Gross CapEx was approximately $18.9 million. For fiscal 2014, we expect CapEx, net of disposals, to range from $70 million to $75 million. During Q4, we acquired Sage Telecommunications and a wireless construction contractor. Acquisition payments totaled $11.3 million on a combined basis and resulted in goodwill of approximately $5 million and amortizing intangible assets of approximately $5.6 million. On our senior credit facility, there was $121.9 million of term loan borrowings and $49 million of revolver borrowings outstanding. We ended the period with full availability of $179.3 million under the facility, after providing for $46.7 million of outstanding letters of credit. At the end of Q4 2013, we had approximately 33.3 million shares of common stock outstanding. On a fully diluted basis, weighted average shares were approximately 34.1 million shares.

Now, I will turn the call back to Steve.

Steven Nielsen - Dycom Industries - President & CEO

Thanks, Drew.

Moving to Slide 10. In summary, with an improving economy, we experienced the effects of a solid industry environment and capitalized on our significant strengths. First and foremost, we maintained solid customer relationships throughout our markets. We continued to win projects and extend contracts at attractive pricing. Secondly, the strength of those relationships and the extensive market presence they have created has allowed us to be at the forefront of evolving industry opportunities. The end market drivers of these opportunities remain firm and are strengthening. Industry participants continue to aggressively extend fiber networks for wireless backhaul services. These services are now planned for small cells as well as macro cells. Dramatically increasing wireless data traffic may prompt further wireline deployments. Cable operators are continuing to deploy fiber to small and medium businesses and with increasing urgency. Some are doing so in anticipation of the customer sales process. Wireless carriers are upgrading to 4G technologies, creating meaningful growth opportunities in the near to intermediate term, as well as planning to increase macro cell density. Finally, telephone companies are deploying Fiber-to-the-Home or Node technologies to enable video offerings. These deployments are accelerating and impacting our business.

As we look out over the intermediate term, we are increasingly encouraged that these current end market drivers are but harbingers of an emerging industry-wide consensus that network bandwidth, both wireline and wireless, needs to increase dramatically in response to consumer demand and competitive realities. Previous periods in which industry consensus has changed sharply, such as dial-up to broadband, broadband to fiber deep or Fiber-to-the-Home and cellular voice to wireless data, have been accompanied by significant growth opportunities for us. We are hopeful that this potentially looming transition may be as or more rewarding than previous industry transitions, given our scale and market position. Among service providers of our size or larger, we believe we are uniquely positioned, managed and capitalized, to meaningfully experience an improving industry environment to the benefit of our shareholders.

Now, going to Slide 11. As we look ahead to a solid industry environment, we have expanded and enhanced our outlook in order to encourage analytical focus on those factors which most impact earnings per share on a quarterly basis, revenue and margins. Our expanded and enhanced expectations currently reflect the following views -- continued total and organic revenue growth as services to wireless carriers remain robust; cable construction strengthens and customers maintain growing expenditures; improving margin trends, as legacy performance remain solid and integration activities continue at our acquired subsidiaries; G&A, which increases as a percentage of revenue, including near-term integration expenses and increased non-cash compensation; depreciation and amortization ranging from $23.4 million to $23.8 million; interest expense of $6.9 million quarterly, reflecting near-term cash expenditures to support current operations; other income from asset sales, which approaches $1.7 million in the first quarter of 2014 and declines to $800,000 to $1.3 million quarterly thereafter; approximately 34.5 million fully diluted shares for the first quarter of 2014, with shares gradually increasing in subsequent quarters, reflecting the future vesting and value of employee equity awards;

liquidity, which remains ample supported in part by $49 million of outstanding revolver borrowings at the end of the fourth quarter of 2013, which we expect to increase slightly through the fall of this calendar year, due to seasonal factors; and finally, we are confident that solid operations will continue for a sustained period.

Moving to Slide 12. More specifically, for the first quarter of fiscal 2014, we anticipate -- revenues which are expected to range from $475 million to $495 million, resulting from mid to high single-digit organic growth and $135 million to $145 million of revenue from acquired subsidiaries; gross margins, which decline year-over-year but sequentially improve; general and administrative expenses which increase slightly year-over-year as a percentage of revenue, include ongoing integration costs; stock-based compensation which is included in G&A of $3.5 million; depreciation and amortization of approximately $23.4 million to $23.8 million, which reflects the addition of newly acquired assets; amortization expense which is substantial at $5.2 million during the quarter, reflecting the significant near-term amortization of acquired intangible assets; interest expense of $6.9 million associated with near-term cash expenditures to support current operations; other income of approximately $1.4 million to $1.7 million and EBITDA margin percentage slightly down for the first quarter of 2013 results.

All of these factors generating earnings per share, which are currently expected to range from $0.42 to $0.49. As the nation's economy continues to grow, we remain encouraged that our major customers possess significant financial strength and remain committed to multi-year capital spending initiatives, which in some cases they are meaningfully accelerating. We remain confident in our strategy, the prospects for our Company, the capabilities of our dedicated employees and the experience of our Management team who have grown our business and capitalization many times before. We are pleased with our newly acquired subsidiaries and look forward to improving performance as we fully integrate those businesses.

Now, Operator, we'll open the call for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Simon Leopold with Raymond James.

Saagar Parikh - KeyBanc Capital Markets - Analyst

Congrats on a nice quarter.

Steven Nielsen - Dycom Industries Inc - President and CEO

Thank you.

Saagar Parikh - KeyBanc Capital Markets - Analyst

First off, on Sage Communications. Could you go through a little bit on the amount of revenue contribution that we'll be seeing this year, along with key customers and maybe the difference between Sage Communications and your NeoCom Solutions subsidiary?

Steven Nielsen - Dycom Industries Inc - President and CEO

On an annual run rate basis, it's somewhat in excess of $20 million. The primary customer is Comcast. So the services they offer are construction and maintenance services to the cable industry.

Saagar Parikh - KeyBanc Capital Markets - Analyst

Okay, great. Thank you. Second question for me. Your organic growth has been ramping up for four quarters now. Hit its highest mark in the last four quarters. This quarter is 7.5%. Where do you really see that going now and what makes you believe it's sustainable? And why?

Steven Nielsen - Dycom Industries Inc - President and CEO

I think we've done a good job as the stimulus work is coming in, that we picked up lots of other business inside of our existing contracts, as well as grown our wireless business. I think as we see that stimulus work play out over the next two or three quarters, we will continue to be able to grow organically. When that concludes, then I think we'll have essentially no headwinds in the business. In fact, as we've talked about in our comments, I think we see in the increasing industry appetite to consider 1 gigabit wireline connections and increased wireless data speeds -- I think we see more future potential catalysts now than we have in a number of years.

Saagar Parikh - KeyBanc Capital Markets - Analyst

Okay. Then last question for me. Your wireless business, could you break out the amount of revenue contribution in the fiscal fourth quarter and what the annual run rate could be for fiscal 2014?

Steven Nielsen - Dycom Industries Inc - President and CEO

Well, it was just in excess of $50 million. We expect that to go up. But as you know, we provide guidance a quarter at a time. So other than to say that we are pleased with the business, we see a number of growth opportunities, so we think it grows. But we're not going to provide full 2014 guidance just for one piece of the business.

Saagar Parikh - KeyBanc Capital Markets - Analyst

Great, thank you.

Operator

John Rogers, DA Davidson

John Rogers - D.A. Davidson & Co. - Analyst

A couple of things. First of all, in terms of the backlog growth that you saw in the quarter, is there a change with your customers in that they're -- I mean it looks like they're looking out a little further or making longer commitments?

Steven Nielsen - Dycom Industries Inc - President and CEO

I think generally, John, we saw a number of customers renewing agreements. In one case, the customer had been on a two-year cycle, they went to a three-year cycle generally.

John Rogers - D.A. Davidson & Co. - Analyst

Okay.

Steven Nielsen - Dycom Industries Inc - President and CEO

I think we are also just seeing the level of activity in the existing book of business increase. That will feed through to backlog as we continue.

John Rogers - D.A. Davidson & Co. - Analyst

Okay. Then, Steve, I mean as I looked over second quarter reports from some of your customers and some of them that give guidance on CapEx. It looks like sequentially, it's going to slow in the second half. I know it all depends on mix and regions, but it doesn't sound like that's what you're seeing?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes, John. Without kind of going through it, I mean I would tell you from what I recall of those releases, CenturyLink took the midpoint of their guidance range up on CapEx. I think Comcast had targeted 10% increase. They were below that for the first half of the year. I would say as we kind of talk to our folks and see what our customer's plans are, we get no sense that they're slowing down. Now clearly, there can be some lags. We had quite a bit of inclement weather in the May/June period. So, sometimes that can impact when we see things. But I would say the bias generally was up. Verizon took their CapEx up, predominantly on the wireless side for the full year so we feel good about the backdrop right now.

John Rogers - D.A. Davidson & Co. - Analyst

Okay. Just last if I could, maybe if you or Drew could give us the rest of the customers and also the breakdown between telecom and cable?

Drew DeFerrari - Dycom Industries Inc - CFO

Sure, John, this is Drew. So the split between telco and cable -- the telco side is 67.6%. Cable was 20.7%. Then the next five after the top five are -- Charter at 4.8%; Time Warner Cable at 4.5%; Ericsson at 1.9%; Frontier at 1.8%; and then Montana Opticom, which was a rural project, at 1.2%

John Rogers - D.A. Davidson & Co. - Analyst

Great. Okay, thank you.

Operator

Adam Thalhimer, BB&T Capital Markets.

Adam Thalhimer - BB&T Capital Markets - Analyst

Steve, I wanted to ask mostly about gross margins. Because quite frankly, you're delivering on every other line of the income statement. In terms of gross margins being 100 basis points below your expectations for the quarter, what were the primary variants there, in your mind?

Steven Nielsen - Dycom Industries Inc - President and CEO

I think the primary issue that we heard throughout the months of May and June was that there were impacts due to inclement weather. I mean we just had more lost time days. Anybody who lives on the East Coast, particularly in the Southeast has seen a lot of rain. I think in some parts of that area -- geography, they're kind of at full-year averages in August. So, it was a little bit wetter. The acquired businesses were somewhat larger than we expected. Their margins are somewhat less than the legacy margins. I think we've got a number of things that we're starting. We're seeing some of the stimulus project wind down. So I just think there's going to be a little bit of rotational costs within the context of increasing opportunity as we go forward.

Adam Thalhimer - BB&T Capital Markets - Analyst

Okay. Are the -- for the Quanta subsidiaries, are those margins up since you acquired Quanta?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes. There's clearly been seasonal improvement. As we talked about when we acquired them, they have a larger footprint in the upper Midwest, which is more seasonal than our typical book of business. So, yes, they've improved. We're comfortable with them. We think they can get better.

Adam Thalhimer - BB&T Capital Markets - Analyst

How has that integration gone? In general versus your original expectations?

Steven Nielsen - Dycom Industries Inc - President and CEO

I think we've had very good cooperation from the folks. There's a lot of work to do. There are a number of systems that we continue to implement. So the effort goes on. But I think we feel better about the business every month that we own it.

Adam Thalhimer - BB&T Capital Markets - Analyst

Okay. Last question for me. I wanted ask about the D&A outlook. I just want to make sure I understand this, because -- so even though non-cash amortization comes down, call it $1 million in the back half of 2014 versus the first quarter of 2014, you don't see a stair step function down in total D&A?

Steven Nielsen - Dycom Industries Inc - President and CEO

Drew?

Drew DeFerrari - Dycom Industries Inc - CFO

Adam, it's Drew. I think there's -- it will come down some, but there is depreciation that's coming through, as well. So I think that's the balance there. But we've provided -- if you look at that back slide on number 18, you'll see the amortization piece for the entire Company.

Adam Thalhimer - BB&T Capital Markets - Analyst

Got it. Okay. Thanks, guys.

Operator

Min Cho, FBR Capital Markets.

Min Cho - FBR Capital Markets- Analyst

A couple of quick questions for you. First, it sounds -- we're hearing that Sprint is looking to potentially go more directly to the contractors versus through the OEMs. Just wondering if you are kind of seeing the same thing, and wondering what the impact would be for you, especially given your scale at this point?

Steven Nielsen - Dycom Industries Inc - President and CEO

I think that widely anticipated in the industry, we clearly have some relationships there. The work needs to get done. So we look at it as an opportunity. But there's lots of opportunity in wireless right now, of which that's one of them.

Min Cho - FBR Capital Markets - Analyst

Okay. Then obviously, you're generating some good free cash flow. We saw that you raised your share repurchase. Can you talk a little bit about the M&A pipeline, and also is there any chance that you'd be looking to add back to your utility locating business, given what we're seeing in the housing trend?

Steven Nielsen - Dycom Industries Inc - President and CEO

There are plenty of M&A opportunities that we're looking at. I think we continue to focus on integration. We did do a nice -- a couple of nice small acquisitions in this quarter. We'll continue to be opportunistic. I think we are most excited in our business about the impact -- or the opportunities that we think will be generated if the industry kind of steps up it's view on what the right network bandwidth to offer is. So I think that's where we'll focus our attentions.

Min Cho - FBR Capital Markets - Analyst

Great, thank you.

Operator

Simon Leopold, Raymond James.

Simon Leopold - Raymond James & Associates - Analyst

A couple of things I wanted to follow-up on. One was the commentary on gross margin. Your guidance indicates you expect a down year over year and up sequentially, on what could be similar revenue levels. So, just wondering how much of that is maybe conservatism, and when you say up sequentially -- I'm looking for a little bit more granularity because the model is so sensitive to gross margin of how we should think about drivers for gross margin in the October quarter?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes. I think the drivers that you have to think about is we do have a number of stimulus projects rolling off. The first quarter of last year was the peak in the legacy business for stimulus. That's a drag that we want to contemplate in the gross margin guidance. So I don't think we want to be aggressive. Quite honestly, Simon, within the context of what we see coming down the road, in kind of the intermediate-term for the Company -- I mean getting aggressive on an individual quarter just doesn't make sense to me.

Simon Leopold - Raymond James & Associates - Analyst

Great. That actually sets up my next question perfectly, in that there's been recent awards for a new round of stimulus money under the Connect America fund. Just like to hear your perspective of the timing in terms of your business? How you quantify or gauge those new opportunities?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes. There's really two -- kind of a near-term opportunity, Simon, where there was an additional $386 million that was allocated out. We work for all the customers that received that money. In Windstream's case, it was a significant amount of money, about $124 million or $125 million. CenturyLink took, with match, about $100 million. I think we have customer commentary about that money coming into the business. I think what was more encouraging were estimates that I saw produced by one Street analyst, about the potential impacts of the expanded Connect America fund, where they expect kind of $1.7 billion or so in annual support for CapEx from 2014 through 2018. Apparently, this analyst did review kind of preliminary FCC models, which resulted in a number of our customers receiving hundreds of millions of dollars a year for CapEx in those parts of their network where historically they've not spent much money.

Simon Leopold - Raymond James & Associates - Analyst

What would be the timing of the incremental fund? Because you had mentioned the roll-off in your October guidance. When did the newer funds come into the business?

Steven Nielsen - Dycom Industries Inc - President and CEO

I would expect, Simon, that is a first calendar quarter of 2014 -- there may be some immediate spending. But once again, I think you have to look at the $386 million awards within the context of a settled outlook for 2014 to 2018, because they're going to want to integrate the planning between these initial awards and what they expect to see on a sustained basis.

Simon Leopold - Raymond James & Associates - Analyst

Great. Then, on the wireless commentary. It sounds like it was very similar to the prior quarter's revenue level, yet we see some of the big wireless operators spending more with you. So just wanted to maybe get a little bit better understanding, at least qualitatively, how you see the growth rate of the wireless business, understanding that you don't want to guide specifically. But help us understand why the July quarter was basically similar to the April quarter?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes. I think there's a seasonality to the business that we're learning about. It really depends -- it really hinges on the releases by the carriers, primarily AT&T, as that's our largest wireless customer. There's just a flow to that business that it looks -- and we're still learning, that kind of the fourth calendar quarter, first calendar quarter of next year is when the construction hits. Because we do everything from site acquisition and zoning through construction that as the releases are issued, the big spending is always on the back end when you do the construction.

Simon Leopold - Raymond James & Associates - Analyst

Great. Then just one last clarification please. Slide 11, you talk about your other income guidance for the next quarter. Then it says, declines to $0.8 million to $1.3 million quarterly thereafter. I'm assuming you still expect your April quarter to be a strong quarter for other income as it has been seasonally? Or -

Steven Nielsen - Dycom Industries Inc - President and CEO

I think, Simon that's going to be a function of the growth opportunities that we see in the business. We continue to integrate our fleets as a result of the Quanta acquisition. The thing to keep in mind is that we tend to cycle equipment out of the fleet at the fifth or sixth year. If you can recall in the spring of 2009, not a lot of people were spending money on equipment, right? So there will be less of that vintage to rotate out of the fleet. The asset acquisitions we did in 2009 were pretty modest, which means the disposals will be fairly modest in calendar 2014.

Simon Leopold - Raymond James & Associates - Analyst

Appreciate it. No, I hadn't though about what was going on in 2009.

Steven Nielsen - Dycom Industries Inc - President and CEO

We're all happy to forget about it, aren't we?

Simon Leopold - Raymond James & Associates - Analyst

Yes (laughter), thank you very much.

Steven Nielsen - Dycom Industries Inc - President and CEO

Alright. Thanks, Simon

Operator

Noelle Dilts, Stifel.

Noelle Dilts - Stifel Nicolaus - Analyst

First on the wireless business. I was just wondering if there's any way you could break out how much of that $50 million came from AT&T versus other customers?

Steven Nielsen - Dycom Industries Inc - President and CEO

I mean we don't have that. It's the predominate customer. It's a substantial portion.

Noelle Dilts - Stifel Nicolaus - Analyst

Okay. Then integration expenses with the Quanta operation, they were about $1.1 million in the quarter. Can you tell us what you're expecting for the first quarter?

Steven Nielsen - Dycom Industries Inc - President and CEO

No. I think we are at that run rate or probably better. We've got some activities that we need to get done by the end of the calendar year. So we actually see that picking up over the next two quarters?

Noelle Dilts - Stifel Nicolaus - Analyst

Okay. Then just going back to an earlier question you had on capital allocation and acquisitions. You talked about a strong acquisition pipeline. But can you talk about where buyback ranks among your capital allocation priorities?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes. Noelle, what we've always said, and it's within a context of what we see for opportunity, there was a research piece that came out on one our cable customers today that hinted that they're considering going to 1 gigabit speeds for some of their network. So the first thing we are always going to do is support organic growth. Then with respect to acquisitions versus buybacks, we're going to look at it on a relative value basis. We're going to make sure that wherever we deploy the capital, we think we have the highest return.

Noelle Dilts - Stifel Nicolaus - Analyst

Okay, great. Thank you so much

Operator

Alan Mitrani, Sylvan Lake.

Alan Mitrani - Sylvan Lake Management - Analyst

Just a follow-up on Noelle's. On the $1.1 million of integration costs that you had this quarter that you didn't call out, is that all in the SG&A line?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. So that equates to close to $0.02 a share right, Drew?

Drew DeFerrari - Dycom Industries Inc - CFO

Approximately, yes.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay and your guidance then for first quarter, where you talk about G&A expense up slightly from Q1. That also includes, as you said, maybe $1.5 million or so in SG&A?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes. It could be that or a little bit higher, Alan, just based on what we have to get done.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. So your guidance of $0.42 to $0.49 includes a few pennies of cost -

Steven Nielsen - Dycom Industries Inc - President and CEO

Absolutely -- the only number we backed out this quarter was the acquisition related expenses of the Sage and the wireless construction business.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. When do you think these are going to be finished? Is that this coming quarter, the first quarter? Or you think it will trickle into January as well?

Steven Nielsen - Dycom Industries Inc - President and CEO

We've targeted end of the calendar year.

Alan Mitrani - Sylvan Lake Management - Analyst

So the first two quarters of fiscal 2014?

Steven Nielsen - Dycom Industries Inc - President and CEO

Exactly.

Alan Mitrani -Sylvan Lake Management - Analyst

Is there any reason why you're not -- when your -- I'm looking at your slide that says EPS diluted, Non-GAAP. Why you don't break these out? These seem to be maybe Non-GAAP charges?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes. I mean, Alan, it's a judgment call. Some people do, some people don't. We're providing the numbers so people can evaluate the equity in the way that they're comfortable with. In our case, when we did such a significant acquisition, we knew we were going to have these expenses, so we've called them out, but we haven't re-presented the financials so that we have to do Reg Gs for another four quarters after were done.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. On the Quanta business. Just a follow-up on what Adam asked. Is the business still about 400 gross margin basis points below your legacy businesses?

Steven Nielsen - Dycom Industries Inc - President and CEO

It's seasonally closer in the summer and wider in the winter, just because there's different seasonality.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. Thank you. On the backlog. It seems -- this is normally a quarter where backlog declines as you burn a lot. How much of this backlog, maybe just break it down, of the $2.2 billion -- how much of that was acquired backlog through Sage and the other business?

Steven Nielsen - Dycom Industries Inc - President and CEO

Very limited. That's an organic number, essentially.

Alan Mitrani - Sylvan Lake Management - Analyst

So, in essence, you build backlog sequentially, even though you may be almost by 10% -- even though you burned off, I assume a decent amount of business plus the CenturyTel business. You're still only booking a few months of that business last half of the year. Is that -

Steven Nielsen - Dycom Industries Inc - President and CEO

No. If you follow the contracts, we disclosed we renewed the portion of CenturyLink that's West -- essentially the legacy Qwest business so that came into the business.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay.

Steven Nielsen - Dycom Industries Inc - President and CEO

But I think the other thing to keep in mind is that as we experience organic growth and our run rates increase on a trailing 12 basis then that also impacts backlog too.

Alan Mitrani - Sylvan Lake Management - Analyst

Got it. Okay. That's helpful. On the utility line -- on the underground utility line locating business. It's still really flat to down I would say in this quarter, if I take out I assume what's acquired business. Because I think Quanta had a tiny piece of that underground utility line locating business. Last quarter, you said that you had surveyed all your subsidiaries, and they thought that business was going to pick up, in terms of housing was picking up. It doesn't seem like it's yet coming into your business. Do you think you're a laggard? Or does that happen in calendar 2014? When do we finally see that business grow?

Steven Nielsen - Dycom Industries Inc - President and CEO

At this point, Alan, it continues to be an area, as we talked about a couple of years ago that we deemphasized. So we're seeing some growth but we're also continuing to prune the portfolio. It's not the primary focus of the business right now.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. Then, Drew, for you on the DSO's, you acquired Sage, did that impact your DSO's at all this quarter?

Drew DeFerrari - Dycom Industries Inc - CFO

Not really, Alan. It was a relatively small acquisition, so no real effect there.

Alan Mitrani - Sylvan Lake Management - Analyst

Normally, I see your DSO's in the fiscal fourth quarter rise by a few days, when times when business is good and revenues are growing sequentially. This quarter it sort of stayed flat to down. Can you just -- is that because you are making progress on Quanta's business? Just talk a bit about that, and what we can expect to see then, going into the winter? Because it seems like you still have maybe 10 days or more of excess DSO's versus historical?

Steven Nielsen - Dycom Industries Inc - President and CEO

Yes. We continue, Alan, to be working on those acquired businesses as well as our own. The stimulus work tended to have retention -- contract retention, so as those projects complete, they're actually pretty additive to cash flow as that retention reverses. We continue to experience some positive mix in the business depending on where the growth is. So that's helpful too. But we do see strong cash flows, as we have always seen in our second quarter as that working capital reverses seasonally.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. It seems like you're going to have an extra -- sort of an extra kick, given how much higher DSO's are versus historically?

Steven Nielsen - Dycom Industries Inc - President and CEO

We'll work hard to generate as much cash as we can because we think we have good opportunities to spend it on.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. Then you thought when you bought Quanta, you would do $400 million to $450 million on a calendar year basis. It seems like they're exceeding that meaningfully? What's your new expectation?

Steven Nielsen - Dycom Industries Inc - President and CEO

We haven't -- we still want to think about the business that way because there's still a greater component of that business even in the fourth quarter that's stimulus related. They have a number of opportunities, as we do in the other businesses for growth going into calendar 2014. But we see no need to kind of re-adjust that kind of run rate expectation, when we know that the stimulus is coming out of the business.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. Then lastly, on organic growth. You have done a good job. But it seems like if I remember -- I think you have your easiest comp in the first quarter, I guess for the legacy business? There was no storm work. You did last year, a 2.4% organic growth level. Why is it that you're guiding the legacy business -- ?

Steven Nielsen - Dycom Industries Inc - President and CEO

The peak stimulus quarter was Q1 of 2013.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay.

Steven Nielsen - Dycom Industries Inc - President and CEO

So it has the most significant roll-off. Once we get through that quarter, the roll-offs are smaller.

Alan Mitrani - Sylvan Lake Management - Analyst

Can you quantify for us what percent of revenue? Or maybe just give us a sense for the quarter or something like that, what your stimulus is?

Steven Nielsen - Dycom Industries Inc - President and CEO

We would have had slightly double-digit organic growth in the fourth quarter absent the headwind.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay, that's helpful. Thank you.

Operator

Currently, there are no further questions

Steven Nielsen - Dycom Industries Inc - President and CEO

Okay. Well, we thank everybody for your time and attention. We look forward to speaking to you on our first quarter earnings call, the week of Thanksgiving. Thank you.

Operator

Thank you. Ladies and gentlemen, that does conclude your conference for today. Thank you very much for your participation and for using the AT&T Executive Teleconference. You may now disconnect.